Exhibit 99.1

FG Nexus Named #1 Among Successful Repeat SPAC Sponsors

Establishes Leadership Position in SPAC Market with Proven Track Record and Strategic Vision

Charlotte, NC – January 29, 2026 - FG Nexus Inc. (Nasdaq: FGNX, FGNXP) (the “Company”) today announced it has been recognized as the top-performing SPAC sponsor by median returns and the second-ranking sponsor by average returns, according to a comprehensive industry study conducted by EarlyBirdCapital.

Under the leadership of Larry Swets, Head of Merchant Banking, and the other partners of FG Merchant Partners, including Hassan Baqar, Kyle Cerminara, and Joe Moglia, FG Nexus has established a differentiated and long-standing track record in the SPAC ecosystem. The four partners of FG Merchant Partners collectively bring deep leadership, operational, finance, and investment management expertise, and as early adopters of the SPAC structure nearly 20 years ago, members of the leadership team have served as sponsors, officers, directors, or senior advisors to 10 SPACs, successfully completing multiple business combinations while maintaining a disciplined, value-oriented approach.

“The SPAC market has evolved significantly over the past two decades, and our experience across the full lifecycle of these transactions gives us a unique 360-degree perspective,” said Mr. Swets. “We have participated as IPO investors, PIPE investors, sponsors, and founders of SPAC targets. This recognition reflects our deep understanding of the SPAC landscape and our ability to identify and execute transactions that create durable, long-term value for shareholders.”

FG Nexus’s SPAC platform is a core component of the Company’s broader investment and acquisition strategy, which focuses on identifying, structuring, and scaling growth-stage businesses with long-term value potential across insurance, financial services, and alternative assets.

Kyle Cerminara, Co-Founder, Chairman, and Chief Executive Officer of FG Nexus, commented, “We are pleased to be recognized for our industry-leading SPAC expertise. Today’s SPAC sponsors are focused on quality over quantity, bringing real operational capabilities and patient capital to high-quality businesses that benefit from access to the public markets. Our experience, combined with improved investor protections and more disciplined valuation frameworks, has created an environment where SPACs can fulfill their original promise as a compelling alternative path to the public markets.”

The Company’s approach to SPACs emphasizes rigorous due diligence, operational transformation, and long-term value creation rather than short-term financial engineering. This philosophy aligns with FG Nexus’s broader mission of building smarter, more accountable public enterprises.

About FG Nexus

FG Nexus Inc. (Nasdaq: FGNX, FGNXP) is focused on building a digital asset treasury and a leading platform for the tokenization of real-world assets. To enhance treasury yield, the Company intends to stake its ETH and deploy additional yield strategies while positioning itself as a strategic gateway to digital-asset-powered finance, including tokenized real-world assets and stablecoin-based yield solutions.

The FGNX® logo is a registered trademark.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “can,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “evaluate,” “forecast,” “goal,” “guidance,” “indicate,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probable,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” “view,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or other variations thereon or comparable terminology. In particular, discussions and statements regarding the Company’s future business plans and initiatives are forward-looking in nature. We have based these forward-looking statements on our current expectations, assumptions, estimates, and projections. While we believe these to be reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements and may impact our ability to implement and execute on our future business plans and initiatives. Management cautions that the forward-looking statements in this press release are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation, fluctuations in the market price of ETH and any associated impairment charges that the Company may incur as a result of a decrease in the market price of ETH below the value at which the Company’s ETH are carried on its balance sheet, changes in the accounting treatment relating to the Company’s ETH holdings, the Company’s ability to achieve profitable operations, government regulation of cryptocurrencies and online betting, changes in securities laws or regulations such as accounting rules as discussed below, customer acceptance of new products and services including the Company’s ETH treasury strategy, general conditions in the global economy; risks associated with operating in the merchant banking and managed services industries, including inadequately priced insured risks and credit risk; risks of not being able to execute on our asset management strategy and potential loss of value of our holdings; risk of becoming an investment company; fluctuations in our short-term results as we implement our business strategies; risks of not being able to attract and retain qualified management and personnel to implement and execute on our business and growth strategy; failure of our information technology systems, data breaches and cyber-attacks; our ability to establish and maintain an effective system of internal controls; the requirements of being a public company and losing our status as a smaller reporting company or becoming an accelerated filer; any potential conflicts of interest between us and our controlling stockholders and different interests of controlling stockholders; and potential conflicts of interest between us and our directors and executive officers.

Our expectations and future plans and initiatives may not be realized. If one of these risks or uncertainties materializes, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. You are cautioned not to place undue reliance on forward-looking statements. Under U.S. generally accepted accounting principles, entities are required to measure certain crypto assets at fair value, with changes reflected in net income each reporting period. Changes in the fair value of crypto assets could result in significant fluctuations to the income statement results. The forward-looking statements are made only as of the date hereof and do not necessarily reflect our outlook at any other point in time. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect new information, future events or developments.

Investor Contact

invest@fgnexus.io

Media Contact

media@fgnexus.io